UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2016

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth below in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.
Item 3.02 Unregistered Sales of Equity Securities.
Effective December 28, 2016, Dynatronics Corporation, a Utah corporation ("Company") entered into and closed a Securities Purchase Agreement (the "Purchase Agreement") with a select group of accredited investors, including lead investor Prettybrook Partners LLC and its affiliates as well as existing and new investors (the "Investors"). At the closing, the Company issued to the Investors a total of 390,000 shares of the Company's Series A 8% Convertible Preferred Stock ("Series A Preferred") at a per share price of $2.50 per share and warrants for the purchase of a total of 585,000 shares of the Company's common stock ("Common Stock") at a purchase price of $2.75 per share, as follows: (i) A-Warrants, exercisable by cash exercise only, to purchase a total of 292,500 shares of Common Stock (the "A-Warrants") and (ii) B-Warrants, exercisable by "cashless exercise", to purchase a total of 292,500 shares of Common Stock (the "B-Warrants," together with the "A-Warrants," the "Warrants"). The rights, preferences and limitations of the Series A Preferred are more particularly described in an amendment to the Company's Articles of Incorporation Designating the Preferences, Rights and Limitations of the Series A 8% Convertible Preferred Stock filed with the State of Utah in June 2015.
The Company also granted the Investors registration rights on the same terms as rights granted previously to purchasers of shares of the Series A Preferred in June 2015 (the "Registration Rights Agreement").  Those rights require the Company to register the resale of the shares of the Common Stock underlying the Series A Preferred and the Warrants.
The shares of Series A Preferred and the Warrants were offered and issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
The Series A Preferred entitles the holder to vote on an as-converted basis, one vote for each share of Common Stock issuable upon conversion of the Series A Preferred.  Each share of Series A Preferred is convertible (subject to the Conversion Cap, described below) into one share of Common Stock and will accrue an annual dividend at a rate of 8.0% ("Series A Dividends").  Prior to receipt of Shareholder Approval, as described below, the Series A Preferred issued to the Investors shall not be convertible into more than 19.99% of the number of shares of Common Stock outstanding as of the closing date (the "Conversion Cap").  The Series A Dividends may be paid at the discretion of the Company in cash or in shares of the Company's Common Stock, subject to Shareholder Approval.  The Warrants have an exercise price of $2.75 and a term of six years.  The Warrants do not become exercisable until receipt of Shareholder Approval. The B-Warrants may not be exercised until all A-Warrants have been exercised.
Pursuant to the Warrants, upon the election by any particular Warrant holder, the Company will not effect any exercise of the Warrants, and such holder will not have the right to exercise any portion of the Warrants, to the extent that, after giving effect to the conversion, such holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise.
Shareholder Approval is required by the Nasdaq Marketplace Rules in order for the Company to retain its listing on The Nasdaq Stock Market because the number of shares of Common Stock that could be issued in connection with the transactions described above would represent more than 20% of the voting power of the Company's outstanding Common Stock prior to the transaction and in the case of a redemption of Series A Preferred or the payment of Series A Dividends to insiders of the Company using Common Stock in lieu of cash if the Common Stock is issued at less than market value.

Proceeds to the Company from this offering were $975,000.  There were no placement agents, brokers or other agents used by the Company in connection with the offering and no compensation, fees, or discounts were paid or given to any person in connection with the offer and sale of the securities.
The Purchase Agreement, Registration Rights Agreement and the Form of the Warrants have been filed and are incorporated as exhibits to this Form 8-K by reference.
On December 30, 2016, the Company issued a press release announcing the closing of the offering, a copy of which is filed as an exhibit hereto.
Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Specimen Series A 8% Convertible Preferred Stock Certificate (incorporated by reference to Exhibit 4-2 to Registration Statement filed July 29, 2015)

4.2	Specimen A-Warrant (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed July 1, 2015)

4.3	Specimen B-Warrant (incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed July 1, 2015)

10.1	Securities Purchase Agreement dated effective December 28, 2016

10.2	Registration Rights Agreement dated effective June 30, 2015 (incorporated by reference to appendix of Company's Definitive Proxy Statement filed May 18, 2015)

99.1	Press release of the Company dated December 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  January 3, 2017